Exhibit 10.8

DIGIMARC CORPORATION
STOCK OPTION GRANT NOTICE
2008 INCENTIVE PLAN

Digimarc Corporation (the “Company”) hereby grants to Participant an Option (the “Option”) to purchase shares of the Company’s Common Stock under the Company’s 2008 Incentive Plan (the “Plan”).  The Option is subject to all the terms and conditions set forth in this Stock Option Grant Notice (this “Grant Notice”) and in the Stock Option Agreement and the Plan, which are attached to and incorporated into this Grant Notice in their entirety.

Participant:

Award Number:

Grant Date:

Vesting Commencement Date:

Number of Shares Subject to Option:

Exercise Price (per Share):	$

Expiration Date:	(subject to earlier termination in accordance with the terms of the Plan and the Stock Option Agreement)

Type of Option:	Nonqualified Stock Option

Vesting and Exercisability Schedule:	1/48 of the shares subject to the Option will vest and become exercisable on each monthly anniversary of the Vesting Commencement Date.

Additional Terms/Acknowledgement:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan.  Participant further acknowledges that as of the Grant Date, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Option and supersede all prior oral and written agreements on the subject.

DIGIMARC CORPORATION	PARTICIPANT

Signature
By:	Date:
Its:	Address:

Attachments:	Taxpayer ID:

1. Stock Option Agreement

2. 2008 Incentive Plan

3. Plan Summary

PLEASE SIGN AND RETURN THIS COPY TO THE STOCK ADMINISTRATOR

DIGIMARC CORPORATION

2008 INCENTIVE PLAN

STOCK OPTION AGREEMENT

Pursuant to your Stock Option Grant Notice (the “Grant Notice”) and this Stock Option Agreement, Digimarc Corporation has granted you an Option under its 2008 Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice (the “Shares”) at the exercise price indicated in your Grant Notice.  Capitalized terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of the Option are as follows:

1.            Vesting and Exercisability

Subject to the limitations contained herein, the Option will vest and become exercisable as provided in your Grant Notice, provided that vesting will cease upon the termination of your employment or service relationship with the Company or a Related Company and the unvested portion of the Option will terminate.  During any authorized leave of absence, the vesting of the Option will cease after the leave of absence exceeds a period of 90 days.  Vesting of the Option will resume upon termination of the leave of absence and your return to employment or service relationship with the Company or a Related Company.

2.             Securities Law Compliance

Notwithstanding any other provision of this Agreement, you may not exercise the Option unless the Shares issuable upon exercise are registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.  The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and you may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

3.             Method of Exercise

You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state your election to exercise the Option and the number of Shares for which you are exercising the Option.  The written notice must be accompanied by full payment of the exercise price for the number of Shares you are purchasing.  You may make this payment in any combination of the following:  (a) by cash; (b) by check acceptable to the Company; (c) by tendering shares of Common Stock you have owned for at least six months; (d) if the Common Stock is registered under the Exchange Act and to the extent permitted by law, by instructing a broker to deliver to the Company the total payment required; or (e) by any other method permitted by the Committee.

4.             Treatment Upon Termination of Employment or Service Relationship

The unvested portion of the Option will terminate automatically and without further notice immediately upon your Termination of Service for any reason.  You may exercise the vested portion of the Option as follows:

(a)           General Rule.  You must exercise the vested portion of the Option on or before the earlier of (i) three months after your Termination of Service and (ii) the Option Expiration Date;

(b)           Disability.  If your Termination of Service is due to Retirement or Disability, you must exercise the vested portion of the Option on or before the earlier of (i) 12 months after your Termination of Service and (ii) the Option Expiration Date.

(c)           Death.  If your Termination of Service is due to your death, the vested portion of the Option must be exercised on or before the earlier of (i) 12 months after your Termination of Service and (ii) the Option Expiration Date.  If you die after your Termination of Service but while the Option is still exercisable, the vested portion of the Option may be exercised until the earlier of (x) 12 months after the date of death and (y) the Option Expiration Date; and

(d)           Cause.  The vested portion of the Option will automatically expire at the time the Company first notifies you of your Termination of Service for Cause, unless the Committee determines otherwise.  If your employment or service relationship is suspended pending an investigation of whether you will be terminated for Cause, all your rights under the Option likewise will be suspended during the period of investigation.  If any facts that would constitute termination for Cause are discovered after your Termination of Service, any Option you then hold may be immediately terminated by the Committee.

It is your responsibility to be aware of the date the Option terminates.

5.             Limited Transferability

During your lifetime only you can exercise the Option.  The Option is not transferable except by will or by the applicable laws of descent and distribution.  The Plan provides for exercise of the Option by a beneficiary designated on a Company-approved form or the personal representative of your estate.  Notwithstanding the foregoing and to the extent permitted by Section 422 of the Internal Revenue Code of 1986, the Committee, in its sole discretion, may permit you to assign or transfer the Option, subject to such terms and conditions as specified by the Committee.

6.             Withholding Taxes

As a condition to the exercise of any portion of an Option, you must make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise.

7.             Option Not an Employment or Service Contract

Nothing in the Plan or the Option will be deemed to constitute an employment contract or confer or be deemed to confer any right for you to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate your employment or service relationship at any time, with or without Cause.

8.             No Right to Damages

You will have no right to bring a claim or to receive damages if you are required to exercise the vested portion of the Option within three months (one year in the case of Retirement, Disability or death) of the Termination of Service or if any portion of the Option is cancelled or expires unexercised.  The loss of existing or potential profit in the Option will not constitute an element of damages in the event of your Termination of Service for any reason even if the termination is in violation of an obligation of the Company or a Related Company to you.

9.             Binding Effect

This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.